                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             RAINFOREST CAFE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               [RAINFOREST LOGO]

                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 1999

                            ------------------------

TO THE SHAREHOLDERS OF RAINFOREST CAFE, INC.:

     Please take notice that the Annual Meeting of Shareholders of Rainforest Cafe, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Minneapolis Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota on May 17, 1999 at 9:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors.

     2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on March 29, 1999, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          RAINFOREST CAFE, INC.

                                          Kenneth W. Brimmer, Secretary

April 8, 1999

                             RAINFOREST CAFE, INC.

                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 17, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rainforest Cafe, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 17, 1999. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 8, 1999. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, by attending the Annual Meeting and voting in person or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 29, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, no par value, of which 24,548,304 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth as of March 29, 1999 certain information regarding the beneficial ownership of shares of Common Stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of the directors and executive officers is 720 South Fifth Street, Hopkins, Minnesota 55343.

NAME OF BENEFICIAL OWNER                                    NUMBER      PERCENTAGE
------------------------                                    ------      ----------
Lyle Berman(1)...........................................  1,922,250       7.8%
Steven W. Schussler(2)...................................    676,728       2.8%
Ercument Ucan(3).........................................    428,977       1.7%
Kenneth W. Brimmer(4)....................................    109,549         *
David L. Rogers(5).......................................    106,563         *
Joel N. Waller(6)........................................    103,750         *
Mark Bartholomay(7)......................................     10,817         *
All directors and executive officers as a group (seven
  persons)...............................................  3,358,634      13.7%

-------------------------
 * Less than 1%.

(1) The address of such reporting person is 130 Cheshire Lane, Minnetonka, Minnesota 55305. Includes 225,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Berman's right to acquire such shares within 60 days.

(2) Includes 76,500 shares not outstanding but deemed beneficially owned by virtue of Mr. Schussler's right to acquire such shares within 60 days.

(3) Includes 423,750 shares not outstanding but deemed beneficially owned by virtue of Mr. Ucan's right to acquire such shares within 60 days.

(4) Includes 90,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Brimmer's right to acquire such shares within 60 days.

(5) Includes 61,563 shares not outstanding but deemed beneficially owned by virtue of Mr. Roger's right to acquire such shares within 60 days.

(6) Includes 61,563 shares not outstanding but deemed beneficially owned by virtue of Mr. Waller's right to acquire such shares within 60 days.

(7) Includes 9,750 shares not outstanding but deemed beneficially owned by virtue of Mr. Bartholomay's right to acquire such shares within 60 days.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

     LYLE BERMAN, age 57, has been Chairman of the Board and Chief Executive Officer of the Company since its incorporation in February 1994. Mr. Berman has been Chairman of the Board of Lakes Gaming, Inc. since June 1998. Mr. Berman had been Chairman of the Board of Grand Casinos, Inc. from October 1990 through December 1998 and Chief Executive Officer through February 1998. Mr. Berman was Chief Executive Officer of Stratosphere Corporation from July 1994 through July 1997 and Chairman of Stratosphere Corporation from July 1996 through July 1997. Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1997. Mr. Berman is also a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America, New Horizon Kids Quest, Inc., Park Place Entertainment Corporation and Wilsons -- The Leather Experts, Inc. ("Wilsons").

     KENNETH W. BRIMMER, age 43, has been a director of the Company since August 1996, Treasurer of the Company since May 1995 and President and Secretary of the Company since April 1997. Mr. Brimmer was employed by Grand Casinos, Inc. from October 1990 as Special Assistant to the Chairman and Chief Executive Officer, Lyle Berman through December 1997. Mr. Brimmer is also a director of Hypertension Diagnostics, Inc., New Horizons Kids Quest, Inc. and Oxboro Medical International, Inc.

     STEVEN W. SCHUSSLER, age 43, has been Senior Vice President -- Marketing and Development of the Company since its incorporation in February 1994 and a director of the Company since January 1995.

     ERCUMENT UCAN, age 43, has been Senior Vice President -- Retail of the Company since its incorporation in February 1994 and a director of the Company since January 1995.

     DAVID L. ROGERS, age 56, has been a director of the Company since January 1995. Since April 1992, Mr. Rogers has been President and Chief Operating Officer of Wilsons. Mr. Rogers is also a director of Lakes Gaming, Inc.

     JOEL N. WALLER, age 59, has been a director of the Company since January 1995. Mr. Waller has been Chairman and Chief Executive Officer of Wilsons since March 1992. Mr. Waller is also a director of Lakes Gaming, Inc. and of Damark International, Inc.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the six nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation from January 1, 1996 through January 3, 1999 awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer during such period:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                              ANNUAL COMPENSATION             ------------
                                                      ------------------------------------     SECURITIES
                                                      FISCAL    SALARY      OTHER ANNUAL       UNDERLYING
           NAME AND PRINCIPAL POSITION                 YEAR       ($)      COMPENSATION($)      OPTIONS
           ---------------------------                ------    ------     ---------------     ----------
Lyle Berman.......................................     1998           0        $     0          750,000(1)
  Chairman of the Board and Chief Executive            1997           0              0          450,000(2)
     Officer                                           1996           0              0                0
Kenneth W. Brimmer(3).............................     1998     162,500              0          300,000(1)
  President                                            1997           0              0           37,500(2)
                                                       1996           0              0           37,500(2)
Steven W. Schussler...............................     1998     171,538              0          125,000(1)
  Senior Vice President -- Development                 1997     149,231         26,877          112,500(2)
                                                       1996     129,231         28,000                0
Ercument Ucan.....................................     1998     171,538              0          125,000(1)
  Senior Vice President -- Retail                      1997     149,231         27,068          112,500(2)
                                                       1996     129,231         28,000                0
Mark Bartholomay(4)...............................     1998     131,923         71,560          130,000(1)
  Senior Vice President -- International               1997     102,855         18,750
                                                       1996           0              0

-------------------------
(1) Includes options granted in exchange for previously granted options which were canceled in connection with the issuance of replacement grants in Fiscal 1998. See "Option Grants in Fiscal 1998."

(2) These options have been canceled in connection with the issuance of replacement grants in Fiscal 1998. See "Option Grants in Fiscal 1998."

(3) Prior to January 1, 1998, the Company paid Grand Casinos, Inc. consulting fees for the services of Mr. Brimmer. Effective January 1, 1998, Mr. Brimmer became a full-time employee of the Company.

(4) Mr. Bartholomay joined the Company in February 1997.

                          OPTION GRANTS IN FISCAL 1998

     The following table sets forth certain information concerning the grant of stock options to the Company's executive officers named in the Summary Compensation Table during Fiscal 1998.

                                                                                       POTENTIAL REALIZABLE VALUE
                            NUMBER OF       PERCENT OF                                  ASSUMED ANNUAL RATES OF
                          TOTAL OPTIONS    TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                           SECURITIES       GRANTED TO     EXERCISE OR                      OPTION TERM (1)
                           UNDERLYING      EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------------
NAME                     OPTIONS GRANTED    FISCAL YEAR      ($/SH)         DATE           5%             10%
----                     ---------------   -------------   -----------   ----------        --             ---
Lyle Berman............      382,500(2)         7.2%         $16.00       4/15/2008    $3,537,309      $9,257,651
                             750,000(3)        14.1            8.50      10/16/2008       802,317       5,053,678
Kenneth W. Brimmer.....       31,875(2)         0.6           16.00       4/15/2008       294,776         771,471
                             200,000(4)         3.8           15.00       4/30/2008     1,937,505       4,862,152
                             300,000(3)         5.7            8.50      10/16/2008       320,927       2,021,471
Mark Bartholomay.......       44,625(2)         0.8           16.00       4/15/2008       412,686       1,080,059
                             130,000(3)         2.5            8.50      10/16/2008       139,068         875,971
Steven W. Schussler....       95,625(2)         1.8           16.00       4/15/2008       884,327       2,314,413
                             125,000(3)         2.4            8.50      10/16/2008       133,719         842,280
Ercument Ucan..........       95,625(2)         1.8           16.00       4/15/2008       884,327       2,314,413
                             125,000(3)         2.4            8.50      10/16/2008       133,719         842,280

-------------------------
(1) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amount set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Such options were issued as replacement grants in April 1998 in exchange for options previously issued. These replacement grants were issued at an exercise price greater than the fair market value of the Company's Common Stock on such date. In each case, the replacement grant of options were subject to a new three year vesting schedule beginning on the first anniversary of the date of grant and required the optionee to forfeit an amount of options previously granted to such optionee. These options were canceled in connection with the issuance of replacement grants in October 1998.

(3) Includes options that were issued as replacement grants in October 1998 in exchange for options previously issued. These options were issued at an exercise price greater than the fair market value of the Company's Common Stock on such date. These options vest in five equal annual increments beginning on the first anniversary of the date of grant except that options equal to 7.5% of the total number of options granted vested immediately for each year of such optionee's employment with the Company.

(4) Options issued upon Mr. Brimmer becoming President of the Company and vest in five equal annual increments beginning on the first anniversary of the date of grant. These options were canceled in connection with the issuance of replacement grants in October 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of the year ended January 3, 1999 ("Fiscal 1998").

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                                  SHARES        VALUE         OPTIONS AT FY-END (#)               FY-END ($)(1)
                               ACQUIRED ON     REALIZED    ----------------------------    ----------------------------
           NAME                EXERCISE (#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----                ------------    --------    -----------    -------------    -----------    -------------
Lyle Berman................         0             0          225,000         525,000                0           0
Kenneth W. Brimmer.........         0             0           90,000         210,000                0           0
Steven W. Schussler........         0             0           76,500          87,500          147,927           0
Ercu Ucan..................         0             0          423,750          87,000        2,205,634           0
Mark Bartholomay...........         0             0            9,750         120,250                0           0

-------------------------
(1) Based upon the closing sales price as reported on the Nasdaq National Market System, of the Company's Common Stock on December 31, 1998.

                           TEN YEAR OPTION REPRICINGS

     The following table summarizes stock options granted to the executive officers of the Company that have been issued as replacement grants in exchange for options previously issued.

                                       NUMBER OF                                                      LENGTH OF ORIGINAL
                                       SECURITIES       MARKET PRICE OF   EXERCISE PRICE     NEW         OPTION TERM
                                   UNDERLYING OPTIONS    STOCK AT TIME      AT TIME OF     EXERCISE   REMAINING AT DATE
NAME                      DATE        REPRICED(#)       OF REPRICING($)    REPRICING($)    PRICE($)      OF REPRICING
----                      ----     ------------------   ---------------   --------------   --------   ------------------
Lyle Berman...........   4/15/98        382,500             $15.50            $21.42        $16.00      9 yrs. 5 mos.
                        10/16/98        382,500              5.875             16.00          8.50      9 yrs. 6 mos.
Kenneth W. Brimmer....   4/15/98         31,875              15.50             21.42         16.00      9 yrs. 6 mos.
                        10/16/98         31,875              5.875             16.00          8.50      9 yrs. 6 mos.
                        10/16/98        200,000              5.875             15.00          8.50      9 yrs. 6 mos.
Mark S. Robinow.......   4/15/98         51,000              15.50             21.42         16.00      9 yrs. 5 mos.
                        10/16/98         51,000              5.875             16.00          8.50      9 yrs. 6 mos.
Steven W. Schussler...   4/15/98         95,625              15.50             21.42         16.00      9 yrs. 5 mos.
                        10/16/98         95,625              5.875             16.00          8.50      9 yrs. 6 mos.
Ercument Ucan.........   4/15/98         95,625              15.50             21.42         16.00      9 yrs. 5 mos.
                        10/16/98         95,625              5.875             16.00          8.50      9 yrs. 6 mos.
Mark Bartholomay......   4/15/98         44,625              15.50             21.42         16.00      9 yrs. 5 mos.
                        10/16/98         44,625              5.875             14.71          8.50      8 yrs. 4 mos.
Charly Robinson.......   4/15/98         25,500              15.50             16.92         16.00      8 yrs. 7 mos.
                        10/16/98         25,500              5.875             16.00          8.50      9 yrs. 4 mos.

     The Company's Compensation Committee of the Board of Directors (the "Compensation Committee") decided to offer employees of the Company, including the named executive officers above, the option of exchanging existing options issued to such optionee for new options with new terms in April and October 1998. In each case, the replacement grants were issued at an exercise price greater than the fair market value of the Company's Common Stock on such date. The April 1998 replacement grants required optionees to receive 15% fewer options than previously granted and were subject to a new three year vesting schedule. The October 1998 replacement grants were subject to a five year vesting schedule, provided that an amount of options equal to 7.5% of the number of options granted became immediately vested for each year of such optionee's employment with the Company. These offers by the Compensation Committee were in response to a precipitous decrease in the market price of the Company's Common Stock to a level which, in the opinion of the Compensation Committee, had the effect of eliminating substantially all the incentive value of such stock options. The Compensation Committee concluded, that short-term financial performance considerations should not unduly influence long-term compensation strategies. The Compensation Committee believes that stock options play an extremely important role in attracting and retaining talented executives, and motivating them to perform up to their full potential, particularly where stock options are an important component of an executive's compensation package. Accordingly, the Compensation Committee determined that the issuance of replacement options at or above the current market value was both necessary and consistent with its strategy of providing executives with tangible long-term performance incentives.

DIRECTOR COMPENSATION

     Directors receive no fees for serving as directors. Pursuant to the Company's 1997 Director Stock Option Plan, the Company granted options in November 1997 to each of Messrs. Rogers and Waller to acquire 18,750 shares of Common Stock at an exercise price of $24.08 per share. In February 1995, the Company granted to each of Messrs. Rogers and Waller options to acquire 56,250 shares of Common Stock at an exercise price of $2.27 per share. All director options vest on a pro-rata basis on the first, second and third anniversaries of the date of grant. In April 1998, Messrs. Rogers and Waller exchanged the options granted in November 1997 for 15,938 options each exercisable at $16.00 per share, which exceeded the market price of the Company's Common Stock on the date such replacement options were issued.

     In August 1996, the Company granted director options to Mr. Brimmer to acquire 37,500 shares of Common Stock at an exercise price of $16.43 per Share. In September 1997, the Company granted to Mr. Brimmer options pursuant to the 1997 Director Stock Option Plan to acquire 37,500 shares of Common Stock at an exercise price of $21.42 per share.

     In April 1998, the 37,500 options granted to Mr. Brimmer at $21.42 per share were exchanged for 31,875 replacement options at $16.00 per share. In October 1998, these 31,875 options were canceled as director options and, in combination with the cancellation of 200,000 employee stock options granted in April 1998 at $15.00 per share, were exchanged for 300,000 employee stock options at $8.50 per share. As of fiscal year-end, Mr. Brimmer had no outstanding director stock options and 300,000 outstanding employee stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Stock Option and Compensation Committee (the "Compensation Committee") consists of David L. Rogers and Joel N. Waller. Messrs. Rogers and Waller are directors and executive officers of Wilsons. Lyle Berman, Chairman of the Board and Chief Executive Officer of the Company is a director of Wilsons.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee of the Board presently composed of David L. Rogers and Joel N. Waller, each nonemployee directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for Fiscal 1998 as they affected the Company's executive officers.

     Compensation Committee

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     Executive Officer Compensation

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Cash Compensation

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. To date, no executive officer of the Company has received compensation that exceeds $1 million per year.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings, revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     Stock Options

     Awards of stock grants under the Company's 1995 Stock Option and Compensation Plan (the "1995 Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The 1995 Plan also permits the Committee to grant stock options to key personnel. In October 1996, the Compensation Committee adopted a policy whereby the Company's President is authorized to make grants to non-executive employees, subject to established criteria by the Compensation Committee and subject to the Compensation Committee's ratification. Options become exercisable based upon criteria established by the Company. In March 1998, the Board also adopted the 1998 Non-Executive Stock Option Plan (the "1998 Plan") pursuant to which 1,000,000 shares were reserved for issuance for grants to Company employees who are not executive officers of the Company.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Compensation Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     In April 1998, the Compensation Committee approved a plan pursuant to which employees, including executive officers, having options granted under the 1995 Plan were entitled to cancel and exchange such options for 15% fewer options having an exercise price of $16.00 per share, which exceeded the average closing price of the Company's Common Stock on the date of exchange of $15.50 per share. Additionally, each April 1998 replacement grant of options contained a new vesting schedule pursuant to which options would vest in a pro rata portion on the first, second and third anniversary of the grant. Options to purchase 1,255,502 shares of Common Stock were exchanged for options to purchase 1,067,177 shares of Common Stock pursuant to this plan.

     In October 1998, the Compensation Committee approved a plan pursuant to which employees, including executive officers, were entitled to cancel and exchange previously issued stock options having an exercise price of $8.50 per share, which exceeded the average closing price of the Company's Common Stock on the date of exchange of $5.875. Such options vested over a five year period beginning one year after the date of exchange, except that a portion equal to 7.5% of the options granted vested immediately for each year of service. Options to purchase 2,050,277 shares of Common Stock were exchanged for options to purchase 2,050,277 shares of Common Stock pursuant to this plan.

     The Compensation Committee believes that, given the Company's salary structure, stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. Prior to the issuing replacement grants, the exercise price of a majority of the outstanding options held by employees was in excess of the market price, and the Committee believed that such options were no longer an effective tool to encourage employee retention or to motivate high levels of performance. The replacement grant program was generally available to all executive officers and employees of the Company.

     CEO Compensation

     In September 1997, the Compensation Committee granted options under the Plan to purchase 450,000 shares of Common Stock to Lyle Berman, Chairman of the Board and Chief Executive Officer. The Compensation Committee believed it is in the best long-term interests of the Company's shareholders to provide incentives to Mr. Berman who has received no cash compensation or other stock options from the Company since its inception. As an employee of the Company, Mr. Berman was offered the same exchange option in April 1998 to exchange stock options previously issued with a replacement grant of a lower number of options at a lower exercise price. Pursuant to such offer Mr. Berman exchanged 450,000 options exercisable at $21.42 per share for 382,500 options at $16.00 per share with a new three year vesting schedule. In October 1998, Mr. Berman exchanged such options and received a new grant of options for an aggregate grant of 750,000 options exercisable at $8.50 per share over a five year period beginning one year after such date provided that 225,000 options vested immediately reflecting his four years of service to the Company. The Compensation Committee believed that such additional options provided incentives for Mr. Berman, who receives no cash compensation for his services.

                                          DAVID L. ROGERS
                                          JOEL N. WALLER

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from April 7, 1995 (the date of the Company's initial public offering) to January 3, 1999, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consists of the common stock of:
Applebee's International, The Cheesecake Factory, Brinker International, Cracker Barrel, Dave & Buster's, Landry's Seafood Restaurant, Lone Star Steakhouse & Saloon, Rock Bottom Restaurants, CEC Entertainment (formerly known as Show Biz Pizza Time) and Uno Restaurant Corp. These corporations are involved in various aspects of the restaurant industry. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on April 7, 1995, and that any dividends paid were reinvested in the same security.

Total Return To Stockholders

                                                     RAINFOREST CAFE               PEER GROUP                    S&P 500
                                                     ---------------               ----------                    -------
'4/7/1995'                                               100.00                      100.00                      100.00
'12/29/1995'                                             547.73                       99.54                      123.84
'12/31/1996'                                             640.90                      116.67                      152.26
'12/31/1997'                                             899.99                      130.37                      203.05
'12/31/1998'                                             248.01                      157.27                      261.07

-----------------------------------------------------------------------------------------------------------------------
         TOTAL RETURN ANALYSIS          4/7/1995       12/29/1995       12/31/1996       12/31/1997       12/31/1998
-----------------------------------------------------------------------------------------------------------------------
    Rainforest Cafe                     $100.00         $547.73          $640.90          $899.99          $248.01
-----------------------------------------------------------------------------------------------------------------------
    Peer Group                          $100.00         $ 99.54          $116.67          $130.37          $157.27
-----------------------------------------------------------------------------------------------------------------------
    S&P 500                             $100.00         $123.84          $152.26          $203.05          $261.07
-----------------------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Date from Bloomberg Financial Markets.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for fiscal 1999. Arthur Andersen LLP has been the independent public accountants for the Company since November 10, 1995. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 6, 1999.

     On May 21, 1998, the Securities and Exchange Commission amended Rule 14a-4 of the Securities Exchange Act of 1934. The amendment governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement of a shareholder proposal, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by February 18, 2000, the management proxies will be allowed to use their discretionary authority as outlined above.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five meetings during the Fiscal 1998. The Company has an Audit Committee and a Compensation Committee, but does not have a nominating committee of the Board of Directors.

     The Company's Audit Committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held two meetings during Fiscal 1998. The Audit Committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

     The Company's Compensation Committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held two meetings and took action pursuant to written actions during Fiscal 1998. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the Company's 1995 Stock Option and Compensation Plan, the Company's 1998 Non-Executive Stock Option Plan and the Company's Employee Stock Purchase Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during Fiscal 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except for the late Form 3 filing of Charly Robinson, Senior Vice
President -- Operations.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          RAINFOREST CAFE, INC.

                                          Kenneth W. Brimmer,
                                          Secretary

                              RAINFOREST CAFE, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 17, 1999

         The undersigned, a shareholder of Rainforest Cafe, Inc., hereby appoints Kenneth W. Brimmer and Mark S. Robinow, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Rainforest Cafe, Inc. to be held at the Marriott Minneapolis Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, on May 17, 1999, at 9:00 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

         1. Election of Directors:

                  [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY

            (except as marked to vote for all nominees to the contrary listed below)

                  Lyle Berman, Kenneth W. Brimmer, David L. Rogers, Steven W. Schussler, Ercu Ucan, Joel N. Waller.

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

     ----------------------------------------------------------------------

         2. Such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

Dated               , 1999

-------------------------------
Signature

-------------------------------
Signature if held jointly

(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)